Exhibit 99.1

Construction Partners Announces FY 2018 Third Quarter Results

Reports Record Third Quarter Revenue and Gross Profit

DOTHAN, AL, August 9, 2018 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its fiscal 2018 third quarter ended June 30, 2018.

Highlights – 3Q FY 2018 vs. 3Q FY 2017

•	Revenue was $195.1 million, up 32%

•	Gross profit was $29.5 million, up 23%

•	Net income was $13.4 million, up 109%

•	Diluted earnings per share were $0.29, up 93%

•	Adjusted EBITDA(1) was $22.7 million, up 29%

•	Backlog totaled $609 million at June 30, 2018

Charles E. Owens, CPI’s President and Chief Executive Officer, stated “We are very pleased with our strong year-over-year growth in the third quarter as our team continues to execute well on our growth strategy, with strong double-digit increases across all of our key financial metrics. We are continuing to see strong demand in most of the markets where we compete, and we are maintaining our financial outlook for 2018.

“We have successfully completed the integration of The Scruggs Company, which we acquired mid-third quarter, serving the Georgia market. The Scruggs Company – our fifth platform company acquisition — is performing very well and in-line with our expectations. We will continue to look for opportunities both to optimize their operations in order to boost profitability and to leverage new business development opportunities in its primary market areas.

“We intend to remain sharply focused on our strategy of delivering controlled, profitable growth through organic growth projects as well as from additional acquisitions in the highly fragmented, high-growth Southeast markets where we compete.”

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the most directly comparable GAAP measure at the end of this news release.

Construction Partners, Inc. News Release

Ned Fleming, CPI’s Executive Chairman, added, “One of the strengths of our Company that helps drive our success is the fact that a majority of CPI’s public projects are maintenance related with an average project length of eight months in the fast-growing Southeastern portion of the U.S. The bulk of our business comes from recurring roadway repair projects funded by federal, state and local governments, without reliance on large projects. These factors differentiate us from the other public companies in our industry. Another strength is our vertical integration, which gives us a competitive advantage over smaller competitors. We are pleased to have outperformed our expectations for the quarter, and we remain well positioned in the market for continued growth.”

Conference Call

CPI will conduct a conference call on Friday, August 10, 2018 at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss financial and operating results for the quarter ended June 30, 2018. To access the call live by phone, dial 412-902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 17, 2018 by calling (201) 612-7415 and using pass code 13681216#. A webcast of the call will also be available live and for later replay on CPI’s Investor Relations website at http://ir.constructionpartners.net.

About Construction Partners, Inc.

Construction Partners is a vertically integrated civil infrastructure company operating across five Southeastern states, operating 30 Hot Mix Asphalt plants and nine aggregate facilities. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of CPI’s public projects are maintenance related. Private sector projects include paving and sitework for residential subdivisions, office and industrial parks, shopping centers and local businesses. To learn more, visit www.constructionpartners.net.

Contacts:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

Construction Partners, Inc. News Release

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “projects,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to successfully identify, manage and integrate acquisitions; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in Construction Partners’ registration statement on Form S-1. Forward-looking statements speak only as of the date they are made. Construction Partners assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

- Financial Statements Follow -

Construction Partners, Inc. News Release

Construction Partners, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except share and per share data)

	For the three months ended June 30,		For the nine months ended June 30,
	2018	2017	2018	2017
Revenues	$195,075	$148,099	$464,395	$380,585
Cost of revenues	165,606	124,117	398,379	323,513

Gross profit	29,469	23,982	66,016	57,072
General and administrative expenses	(14,788)	(12,477)	(40,572)	(34,005)
Settlement income	—	—	14,803	—
Gain on sale of equipment, net	86	238	1,117	2,675

Operating income	14,767	11,743	41,364	25,742
Interest expense, net	(406)	(659)	(956)	(2,802)
Loss on extinguishment of debt	—	(1,638)	—	(1,638)
Other income (expense)	15	(3)	(45)	(134)

Income before provision for income taxes and earnings from investment in joint venture	14,376	9,443	40,363	21,168
Provision for income taxes	1,409	3,031	5,382	7,395
Earnings from investment in joint venture	436	—	666	—

Net income	$13,403	$6,412	$35,647	$13,773

Net income per share attributable to common stockholders:
Basic	$0.29	$0.15	$0.82	$0.33
Diluted	$0.29	$0.15	$0.81	$0.33
Weighted average number of common shares outstanding:
Basic	46,557,785	41,538,989	43,648,309	41,514,656
Diluted	46,988,359	41,566,344	43,932,546	41,541,447

Construction Partners, Inc. News Release

Construction Partners, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash	$75,183	$27,547
Contracts receivable including retainage, net	115,679	120,984
Costs and estimated earnings in excess of billings on uncompleted contracts	12,747	4,592
Inventories	25,145	17,487
Other current assets	14,417	4,520

Total current assets	243,171	175,130
Property, plant and equipment, net	177,222	115,911
Goodwill	34,398	30,600
Intangible assets, net	2,325	2,550
Investment in joint venture	1,066	—
Other assets	14,562	2,483
Deferred income taxes, net	1,619	1,876

Total assets	$474,363	$328,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,104	$52,402
Billings in excess of costs and estimated earnings on uncompleted contracts	39,520	32,108
Current maturities of debt	14,788	10,000
Accrued expenses and other current liabilities	23,059	20,036

Total current liabilities	125,471	114,546

Long-term liabilities:
Long-term debt, net of current maturities	51,786	47,136
Deferred income taxes, net	7,980	9,667
Other long-term liabilities	4,801	5,020

Total long-term liabilities	64,567	61,823

Total liabilities	190,038	176,369

Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $0.001; 1,000,000 shares authorized and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 11,950,000 issued and outstanding at June 30, 2018, and no shares authorized, issued and outstanding at September 30, 2017	12	—
Class B common stock, par value $0.001; 100,000,000 shares authorized, 42,387,571 issued and 39,464,619 outstanding at June 30, 2018, and no Shares authorized, issued and outstanding at September 30, 2017	42	—
Common stock, $0.001 par value, no shares authorized, issued and outstanding at June 30, 2018 and 126,000,000 shares authorized, 44,987,575 issued and 41,691,541 outstanding at September 30, 2017	—	45
Additional paid-in capital	242,493	142,385
Treasury stock, at cost	(15,603)	(11,983)
Retained earnings	57,381	21,734

Total stockholders’ equity	284,325	152,181

Total liabilities and stockholders’ equity	$474,363	$328,550

Construction Partners, Inc. News Release

NON-GAAP Financial Measures—Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before interest expense, net, provision (benefit) for income taxes, depreciation, depletion and amortization, equity-based compensation expense, loss on extinguishment of debt and certain management fees and expenses, and excludes income recognized in connection with a litigation settlement. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin as management uses these measures as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences between our measure of Adjusted EBITDA compared to other similar companies’ measures of Adjusted EBITDA may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented (unaudited, in thousands):

	For the three months ended June 30,		For the nine months ended June 30,
	2018	2017	2018	2017
Net income	$13,403	$6,412	$35,647	$13,773
Interest expense, net	406	659	956	2,802
Provision for income taxes	1,409	3,031	5,382	7,395
Depreciation, depletion and amortization of long-lived assets	6,621	5,208	17,929	15,709
Equity-based compensation expense	371	357	975	513
Loss on extinguishment of debt	—	1,638	—	1,638
Settlement income (1)	—	—	(14,803)	—
Management fees and expenses (2)	468	315	1,119	999

Adjusted EBITDA	$22,678	$17,620	$47,205	$42,829

Revenues	$195,075	$148,099	$464,395	$380,585
Adjusted EBITDA Margin	11.6%	11.9%	10.2%	11.3%

(1)	Represents pre-tax income recognized in connection with a litigation settlement.
(2)	Reflects fees and reimbursement of certain out-of-pocket-expenses under a management services agreement with an affiliate of SunTx Capital Partners (“SunTx”), our controlling stockholder.